CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Pre- Effective Amendment to the Registration Statement on Form N-14 and to the use of our report dated June 29, 2017 and on the financial statements and financial highlights of Horizon Spin-off and Corporate Restructuring Fund.   Such financial statements and financial highlights appear in the 2017 Annual Report to Shareholders, which is incorporated by reference on Form N-14.

 TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania
July 26, 2017